Exhibit 99.3

BEN, A Provider of Personalized Customer Engagement AI Technology,

to Go Public on Nasdaq Through Proposed Business Combination with

DHC Acquisition Corp.

•	BEN’s advanced and engaging consumer AI interfaces support clients whose priority is to dramatically improve customer service while driving efficiency in their operations.

•

BEN’s human-like experience embeds advanced security, trained with pre-ingested corporate and customer data, enabling companies to quickly deploy AI technologies without the concerns of utilizing Public LLM’s.

•

BEN’s proprietary platform enables companies and industries to expand and improve customer experience, with a focus on those that have a significant workforce gap such as automotive, healthcare and customer service.

•	Patent portfolio spans conversational AI, sensory-data and data security features that allow BEN’s AI to enhance communications and the consumer’s ability to absorb information.

•	The transaction values BEN at a pro-forma enterprise value and pro-forma equity value of approximately $358 million and $398 million, respectively.

•

Any cash proceeds from the transaction are expected to partially fund growth initiatives, accelerate go-to-market, scale production and expand the portfolio of BEN’s core solutions through product development and potential acquisitions.

•	An associated investor presentation is available at https://beninc.ai/investors

JACKSON, WY and SOUTHLAKE, TX – September 7, 2023 – Brand Engagement Network (“BEN”), a provider of personalized customer engagement AI technology and human-like AI avatars, and DHC Acquisition Corp. (Nasdaq: DHCA) (“DHC”), a special purpose acquisition company led by veteran technology investors (“Sponsors”), today announced they have entered into a definitive business combination agreement that is expected to result in the combined company (the “Combined Company”) being listed on Nasdaq under the symbol “BNAI”.

The proposed business combination (“Business Combination”) is expected to provide BEN with improved access to new sources of capital, accelerate M&A opportunities, and fund growth initiatives and development of the core solution portfolio.

Michael Zacharski, CEO of BEN, said:

“The announcement today to agree to go public via this combination with DHC represents a remarkable milestone in BEN’s journey. BEN’s AI systems bring a deeper level of comprehension, empathy, and understanding to human-machine interactions. The backbone of BEN’s success is a rich platform of conversational AI modules that drive better, more personalized customer experience and increased operational efficiencies. We expect this transaction, in partnership with the remarkable team at DHC, to propel our efforts globally and open a pathway for public investors to participate in our important work.”

Chris Gaertner, Co-CEO & CFO of DHC, said:

“Our objective since founding DHC has been to both identify and assist an innovative technology company in its transition to the public markets, and we firmly believe that BEN is the right fit for us and the current market backdrop. The impressive leadership team at BEN has deep expertise in AI, a track record of scaling disruptive technologies and is well-positioned for sustained growth.”

BEN Investment Highlights

•

Attractive demand backdrop for AI. Significant demand for next generation AI-powered applications, as they provide superior user experience relative to legacy solutions in areas where there are limited resources.

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Enterprise ready AI platform. Enterprise hardened AI application set optimizes costs and is ready for deployment. Embedded features are designed to assist compliance and safety, including by ingesting policies, contracts, master data, and educational modules.

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Vertically-focused customer acquisition strategy. Early industry targets include the automotive, healthcare and financial services sectors. Certain of our early customers are also our channel partners where BEN can leverage brand recognition and reach.

•	Large, fast growing addressable market. Benefitting from macro and secular trends, the conversational AI technology market is expected to grow to ~$30 billion by 2028.

•

Patent portfolio. Our proprietary IP delivers “human like” AI interaction through integrated perception, understanding and response. Set of patents now includes 21 active patents and 19 patents pending worldwide.

•	Industry leading talent. Senior leadership team possesses decades of experience and successful track record of M&A and integration.

Transaction Summary

The deal implies a pre-money equity value of $250 million for BEN. Upon closing of the transaction, and assuming no stockholders of DHC redeem their shares, BEN is estimated to have $40 million in pro forma cash on balance sheet, consisting of $7 million in anticipated new financing proceeds and $49 million in existing cash (as of 6/30/2023), less $15 million in transaction fees. Existing BEN shareholders are expected to roll 100% of their equity, and will own ~63% of the fully diluted shares of the Combined Company.

The transaction, which has been approved unanimously by the Boards of Directors of both BEN and DHC, is subject to approval by DHC’s stockholders and subject to other customary closing conditions, including the receipt of certain regulatory approvals, and is expected to close in the first quarter of 2024.

Additional information about the proposed transaction, including a copy of the business combination agreement will be provided in a Current Report on Form 8-K to be filed by DHC with the Securities and Exchange Commission (“SEC”) and will be available at www.sec.gov

Additional Information about the Transaction and Where to Find It

In connection with the proposed Business Combination, DHC intends to file a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which will include a proxy statement/prospectus, that will be both the proxy statement to be distributed to holders of DHC’s ordinary shares in connection with DHC’s solicitation of proxies for the vote by DHC’s shareholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities to be issued to BEN shareholders in the Business Combination. After the Registration Statement is declared effective, DHC will mail a definitive proxy statement and other relevant documents to its shareholders. DHC’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement included in the Registration Statement and the amendments thereto and the definitive proxy statement, as these materials will contain important information about BEN, DHC and the Business Combination. The definitive proxy statement will be mailed to shareholders of DHC as of a record date to be established for voting on the Business Combination. Shareholders will also be able to obtain copies of the proxy statement and other documents filed with the SEC that will be incorporated by reference in the proxy statement, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: DHC Acquisition Corp., 1900 West Kirkwood Blvd, Suite 1400B, Southlake, TX 76092.

Participants in the Solicitation

DHC and its directors and executive officers may be deemed participants in the solicitation of proxies from DHC’s shareholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in DHC is contained in DHC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to DHC Acquisition Corp., 1900 West Kirkwood Blvd, Suite 1400B, Southlake, TX 76092. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the Business Combination when available. BEN and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of DHC in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the Registration Statement when available.

Investor Presentation

A copy of the investor presentation can be found here: https://beninc.ai/investors

Advisors

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), is serving as exclusive financial advisor and lead capital markets advisor to DHC. Klehr Harrison Harvey Branzburg LLP and Haynes & Boone, LLP are acting as legal counsel to BEN. Cooley LLP is acting as legal counsel to DHC. Evora Partners LLC is acting as advisor to DHC.

About BEN

BEN (Brand Engagement Network) is a leading provider of conversational AI technology and human-like AI avatars headquartered in Jackson, WY. BEN delivers highly personalized, multi-modal (text, voice, and vision) AI engagement, with a focus on industries where there is a massive workforce gap and an opportunity to transform how consumers engage with networks, providers, and brands. The backbone of BEN’s success is a rich portfolio of conversational AI applications that drive better customer experience, increased automation and operational efficiencies. Powered by a proprietary large language model developed based on years of research and development from leading experts in AI and advanced security methodologies, BEN seeks to partner with companies with complementary capabilities and networks to enable meaningful business outcomes.

Additional information about BEN can be found here: https://beninc.ai

About DHC Acquisition Corp.

DHC Acquisition Corp. (Nasdaq: DHCA) is a special purpose acquisition company (SPAC) focused on partnering with an innovative technology company. DHC’s mission is to invest in companies which are charting the future of how humans and business interact at the last mile, spanning enterprise infrastructure, industrial IoT, automation, retail and E-commerce infrastructure, automotive, and aerospace. We endeavour to enable the applications of innovative technology and business models which bring goods, people, or information to its final destination.

DHC’s approach to business is based on teamwork, integrity and quiet professionalism, qualities we learned during our extensive training in the military. We bring our unique hybrid experience and our values into the corporate world, building high performing teams in a range of specialized industries: technology, consumer, aviation, defense, automotive, investment banking, capital markets, and asset management. Our collective experience includes: >25 years as CEOs of public companies, 8 companies founded, 13 companies acquired, and >55 years in military leadership.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DHC’s or BEN’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to complete the Business Combination; the inability to recognize the anticipated benefits of the proposed Business Combination; the inability to meet Nasdaq’s listing standards; costs related to the Business Combination; BEN’s ability to manage growth; BEN’s ability to execute its business plan; impact of BEN’s M&A activity, including the resources required to complete acquisitions or any resulting unanticipated losses, costs or liabilities; BEN’s ability to compete in the global AI market; weak economic conditions or prolonged economic uncertainties in the markets in which BEN operates; potential litigation involving DHC or BEN; BEN’s ability to adequately protect its intellectual property and general economic and market conditions impacting demand for BEN’s products and services. Other factors include the possibility that the Business Combination does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions. Neither DHC nor BEN undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Disclaimer

This release shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Additional information and disclosures would be required for a more complete understanding of BEN’s financial position and results of operations as of, and for the fiscal year ended, December 31, 2022.

Contacts

Investors:

Ryan Flanagan, ICR

ryan.flanagan@icrinc.com

Media:

Dan Brennan, ICR

dan.brennan@icrinc.com